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                                                                    EXHIBIT 99.1

                                    EXHIBIT A


                        AGREEMENT REGARDING JOINT FILING

            The undersigned hereby agree and consent to the joint filing on their behalf of this amendment to Schedule 13G in connection with their beneficial ownership of the common stock of WHX Corporation.

Dated:   February 13, 2001



CANYON CAPITAL ADVISORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY



By:    /s/ JOSHUA S. FRIEDMAN
   ------------------------------------
Name:    Joshua S. Friedman
Title:   Managing Director


/s/ JOSHUA S. FRIEDMAN
-----------------------------
Joshua S. Friedman



/s/ MITCHELL R. JULIS
-----------------------------
Mitchell R. Julis




/s/ R. CHRISTIAN B. EVENSEN
-----------------------------
R. Christian B. Evensen





                                   Exhibit A